Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (this “Amendment”) dated as of December 30, 2019 between SEQUENTIAL BRANDS GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Agent”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are party to that certain Third Amended and Restated First Lien Credit Agreement dated as of July 1, 2016 (as amended, restated, supplemented or modified and in effect as of the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”);

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have agreed to amend the Existing Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.         Incorporation of Terms.   All capitalized terms not otherwise defined herein shall have the same meaning as in the Amended Credit Agreement.

2.         Representations and Warranties.  The Borrower hereby represents and warrants that (i) no Default or Event of Default exists under the Existing Credit Agreement or under any other Loan Document on and as of the date hereof, and (ii) after giving effect to this Amendment, all representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct, in all material respects, on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects.

3.         Amendments to Existing Credit Agreement.

a.          Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.30.

 “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.30.

“Structuring Fee Letter” means that certain structuring fee letter between the Borrower and the Agent dated as of December 30, 2019.

 “Supported QFC” has the meaning specified in Section 10.30.

“Third Amendment” means that certain Third Amendment to Third Amended and Restated First Lien Credit Agreement dated as of December 30, 2019.

“Third Amendment Effective Date” means the date that all conditions precedent as set forth in Section 5 of the Third Amendment have been satisfied.

“Third Amendment Fee Letter” means that certain fee letter between the Borrower and the Agent dated as of December 30, 2019.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.30.

b.         Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Additional Commitment Lender”, “Increase Effective Date”, “Limited Condition Acquisition”, and “Limited Condition Acquisition Agreement”.

c.          The definition of “Aggregate Commitments” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and by substituting the following it its stead:

“As of the Third Amendment Effective Date, the Aggregate Commitments are $80,000,000.”

d.         The definition of “Consolidated EBITDA” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following paragraphs immediately to the end thereof:

“Notwithstanding the foregoing or anything set forth in this Agreement to the contrary, Consolidated EBITDA for the Fiscal Quarter set forth below shall be deemed to be the amount set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Consolidated EBITDA

Fiscal Quarter Ended September 30, 2018	$20,948,673.84
Fiscal Quarter Ended December 31, 2018	$27,402,489.75
Fiscal Quarter Ended March 31, 2019	$16,866,352.62
Fiscal Quarter Ended June 30, 2019	$18,272,063.38

With respect to the calculation of Consolidated EBITDA for any Fiscal Quarter (or the specified Fiscal Quarters set forth below) and without duplication of any add-backs otherwise included above for such period, the following amounts shall be added back to Consolidated EBITDA: (I) fees, costs and expenses related to, or in incurred in connection with, the Loan Documents and the Second Lien Credit Agreement, all amendments thereto and all Permitted Refinancing thereof (including without limitations, fees paid to the lenders thereunder), (II) fees, costs, expenses and reserves incurred or established in connection with settlements, litigations, claims or similar actions, in an amount not to exceed $250,000 in any Fiscal Year, (III) fees, costs, expenses and reserves incurred or established in connection with the Specified Matter (as defined in the Third Amendment Fee Letter) in an amount not to exceed the Specified Amount (as defined in the Third Amendment Fee Letter), (IV)(x) fees, costs, expenses, losses and charges related to, or in incurred in connection with, amendments to or termination of any Lease or sub-lease, in an amount not to exceed $800,000 for any period of twelve (12) months and (y) subject to the consent of the Agent (such consent not be unreasonably delayed, withheld or conditioned (it being acknowledged that such consent shall not be deemed “unreasonably withheld” if the amount of the add-back is unacceptable to the Agent in its good faith credit judgment)), all fees, costs, expenses, losses and charges related to, or incurred in connection with a buy-out of any Lease or sub-lease by the Borrower or any other Loan Party, (V) with respect to the calculation of Consolidated EBITDA for the Fiscal Quarter ended March 31, 2020, fees, costs and expenses related to, or incurred in connection with, the MSLO Disposition (including, without limitations, transaction costs, severance and other employment-related payments), in an amount not to exceed $800,000.00 and (VI) with respect to the calculation of Consolidated EBITDA for each of the Fiscal Quarters ended September 30, 2019, December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020, pro forma cost savings, operating expense reductions, operating improvements, synergies and business optimization (including, without limitations, reductions in lease or sub-lease payments and employment-related payments) that are reasonably identifiable, reasonably factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) on or before September 30, 2020, in an amount not to exceed, (a) for the Fiscal Quarter ended September 30, 2019, $2,744,329.54, (b) for the Fiscal Quarter ended December 31, 2019, $2,267,353.58, (c) for the Fiscal Quarter ended March 31, 2020, $612,000.00, (d) for the Fiscal quarter ended June 30, 2020, $250,000.00 and (e) for the Fiscal Quarter ended September 30, 2020, $100,000.00; provided further, that up to 10% of the aggregate amount of the amounts set forth in this paragraph that were not added back to Consolidated EBITDA of the Fiscal Quarter specified with respect to such amounts may be added back to Consolidated EBITDA of the next following Fiscal Quarter.”

e.          The definition of “Consolidated First Lien Leverage Ratio” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and by substituting the following it its stead:

“For purposes of calculating the Consolidated First Lien Leverage Ratio, (i) undrawn amounts under Letters of Credit in an amount of up to $2,500,000, and (ii) unrestricted cash equivalents and cash and cash equivalents restricted in favor of the Agent pursuant to one or more Blocked Account Agreements, in an aggregate amount with respect to this clause (ii) not to exceed $5,000,000, will in each case be excluded from Indebtedness.”

f.          The definition of “Fee Letter” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fee Letter” means, collectively, (i) the letter agreement dated as of July 13, 2018 by and between the Borrower and the Agent, (ii) the Third Amendment Fee Letter and (iii) the Structuring Fee Letter.”

g.         The definition of “Revolving Commitment” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with Sections 2.05 and 2.16 of this Agreement.  As of the Third Amendment Effective Date, the aggregate amount of the Revolving Commitments is equal to $80,000,000.”

h.         The definition of “Revolving Loan Cap” as set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference to “Sections 2.14 or 6.17” and by substituting “Section 6.17” in its stead.

i.          Section 2.06(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) In addition to the mandatory prepayment provisions set forth in Section 2.04 above, the Borrower shall repay the Tranche A Term Loan in an amount equal to, on the day that is not less than one (1) Business Day prior to March 31, June 30, September 30 and December 31 of each year the amounts set forth in the grid below; provided however, that in the event a Default or Event of Default shall exist at the time of, or would result from the making of, such prepayment of the Tranche A Term Loan, then such prepayment shall be made on March 31, June 30, September 30 and December 31 of each year; provided further that in connection with any increase to the Revolving Loan Cap during any quarter as a result of the addition of new Trademarks in the calculation thereof, the amortization amounts set forth in the grid below shall be recalculated to reflect an equal percentage of amortization relative to the Revolving Loan Cap after giving effect to the addition of such Trademarks to such calculation.

Fiscal Quarter	Amortization Amount

December 31, 2019	$2,500,000
March 31, 2020	$2,500,000
June 30, 2020	$2,500,000
September 30, 2020	$2,500,000
December 31, 2020	$3,250,000
March 31, 2021	$3,250,000
June 30, 2021	$3,250,000
September 30, 2021	$3,250,000
December 31, 2021 and each Fiscal Quarter thereafter	$4,000,000

Once repaid or prepaid, no portion of the Tranche A Term Loan may be reborrowed.”

j.          Section 2.14 of the Existing Credit Agreement is hereby replaced in its entirety with “[Reserved].”

k.         Section 4.02 of the Existing Credit Agreement is hereby amended as follows:

i.          by deleting clause (e) thereof in its entirety; and

ii.         by adding the following proviso after clause (d) thereof:

“; provided that any Revolving Credit Extension in excess of $30,000,000 shall require an express approval under the Second Lien Credit Agreement.”

l.          Section 6.17 of the Existing Credit Agreement is hereby deleted in its entirety, and the following is substituted in its stead:

“6.17    Right of First Refusal.

In connection with any Indebtedness to be incurred by a Loan Party or an Excluded Subsidiary to finance a Permitted Acquisition (except for Permitted Acquisitions for total consideration of less than $10,000,000 which are paid from the Loan Parties’ cash on hand and not from proceeds of Indebtedness), in the event that Excess Availability does not exist in an amount sufficient to finance such Permitted Acquisition under the existing Revolving Commitments at such time, provide the Agent with a bona fide right to arrange for the financing for such Permitted Acquisition pursuant to an incremental facility hereunder or otherwise on substantially the same terms as set forth herein or on such other terms as may be mutually agreed among the Agent and Lenders providing such financing and the Loan Parties (in each case acting in good faith) (it being understood and agreed that no Lender hereunder shall be required to participate in any such financing). In the event that (a) the Agent and the Loan Parties, after acting diligently and in good faith, are unable to reach agreement with respect to the commercial terms of such financing or (b) the Agent declines or fail to respond to the offer to provide financing for such Permitted Acquisition, in each case within ten (10) Business Days after receipt of the request from the Loan Parties, the Loan Parties shall have no further obligations pursuant to this Section 6.17 and shall be permitted to pursue financing for the applicable Permitted Acquisition from alternate sources.”

m.        Section 7.06 of the Existing Credit Agreement is hereby amended as set forth in the Third Amendment Fee Letter.

n.         Section 7.11 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.11                 Use of Proceeds.  Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) use the proceeds of the Loans funded on the First Amendment Effective Date for any purposes other than (i) to pay existing Indebtedness (including Indebtedness under the Second Lien Facility), costs and expenses in connection with the consummation of the Transactions, (ii) to finance Capital Expenditures of the Loan Parties, and (iii) for working capital and other general corporate purposes, in case of clause (b), to the extent expressly permitted under Law and the Loan Documents.”

o.         Article X of the Existing Credit Agreement is hereby amended as follows:

i.          Section 10.01(b) of the Existing Credit Agreement is hereby amended by adding the conjunction “or” prior to clause (iii) and deleting clause (iv) in therein in its entirety; and

ii.         by adding the following new Section 10.30 at the end thereof:

“10.30               Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Sup-ported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Sup-ported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

4.         Amendment to Schedules.  Schedule 2.01 (Commitments and Applicable Percentages) to the Existing Credit Agreement is hereby deleted in its entirety and the Schedule 2.01 attached hereto is substituted in its stead.

5.         Conditions to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent:

a.          This Amendment shall have been duly executed and delivered by the Borrower, the other Loan Parties, and the Lenders, and the Agent shall have received evidence thereof.

b.         All action on the part of the Borrower and the other Loan Parties necessary for the valid execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the other Loan Documents shall have been duly and effectively taken.

c.          The Agent shall have received the Loan Parties’ updated business plan, in form and substance reasonably satisfactory to the Agent.

d.         The Agent shall have received a fully executed copy of an amendment to the Second Lien Credit Agreement, dated as of August 12, 2019 (the “Second Lien Amendment”) and the Third Amendment to Intercreditor Agreement in form and substance reasonably satisfactory to the Agent.

e.          After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

f.          The Borrower shall have paid in full (i) all fees and expenses of the Agent (including the reasonable and documented fees and expenses of counsel for the Agent) due and payable on or prior to the Third Amendment Effective Date, and in the case of expenses, to the extent invoiced at least one (1) Business Day prior to the Third Amendment Effective Date and (ii) all fees in accordance with the terms of the Third Amendment Fee Letter and the Structuring Fee Letter.

6.         Consent to Second Lien Amendment.  The Agent, on behalf of itself and the Secured Parties, hereby consents to the terms and conditions of the Second Lien Amendment, and acknowledges and agrees that, on and after the Third Amendment Effective Date, all references in the Amended Credit Agreement and the Intercreditor Agreement to the “Second Lien Credit Agreement” shall mean and refer to the Second Lien Credit Agreement, as amended by the Second Lien Amendment.

7.         Binding Effect.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.         Reaffirmation of Obligations.  The Borrower hereby ratifies the Loan Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

9.         Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Amended Credit Agreement.

10.       Multiple Counterparts.   This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

11.       Governing Law.  THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

13.       Agent Authorization.  Each of the undersigned Lenders hereby authorizes Agent to execute and deliver this Amendment on its behalf and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BORROWER:

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

GUARANTORS:

SQBG, INC.

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

SEQUENTIAL LICENSING, INC.

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

WILLIAM RAST LICENSING, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

HEELING SPORTS LIMITED

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

B®AND MATTER, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

SBG FM, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

SBG UNIVERSE BRANDS, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

GALAXY BRANDS LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

THE BASKETBALL MARKETING COMPANY, INC.

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

AMERICAN SPORTING GOODS CORPORATION

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

LNT BRANDS LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

JOE’S HOLDINGS LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

GAIAM BRAND HOLDCO, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

GAIAM AMERICAS, INC.

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

SBG-GAIAM HOLDINGS, LLC

By:	/s/ Peter Lops
Name:	Peter Lops
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Agent, as L/C Issuer and as a Lender

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Herbert M. Kidd II
Name:	Herbert M. Kidd II
Title:	Managing Director

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Richard Tripeldi
Name:	Richard Tripeldi
Title:	Senior Vice President

By:	/s/ Adriane Echavarria
Name:	Adriane Echavarria
Title:	Senior Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc., as a Lender

By:	/s/ Madison Burns
Name:	Madison Burns
Title:	Assistant Vice President

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]

CIT BANK, N.A., as a Lender

By:	/s/ Robert L. Klein
Name:	Robert L. Klein
Title:	Director

[Signature Page to Third Amendment to Third Amended and Restated Credit Agreement]